Exhibit 99.1

Contact:	Investors & Analysts:	Thomas A. Schuler
	Megan Forrester	Braun Consulting
	Fair Isaac Corporation	(312) 822-5681
	(800) 213-5542	tschuler@braunconsult.com
investor@fairisaac.com

Media:
Brian Kane
Fair Isaac Corporation
(612) 758-5232
briankane@fairisaac.com

Fair Isaac and Braun Consulting Announce Acquisition Agreement

Addition of Braun will advance Fair Isaac’s expertise in analytics-driven marketing services and broaden its presence in markets targeted for growth; noon conference call also to update Fair Isaac’s fiscal year 2005 guidance

September 21, 2004 (Minneapolis, Minnesota and Chicago, Illinois, USA) — Fair Isaac Corporation (NYSE:FIC), the leading provider of analytics and decision technology, and Braun Consulting, Inc. (NASDAQ:BRNC), a marketing strategy and technology consulting firm, today announced agreement on a plan for Fair Isaac to acquire Braun. The acquisition terms have been approved by both companies’ Boards of Directors, and the transaction is expected to close in the fourth calendar quarter.

The acquisition will build upon Fair Isaac’s marketing analytics offerings through the addition of Braun’s proven customer management, product strategy and organizational consulting expertise. The move also will expand Fair Isaac’s client base and presence in priority growth markets, including healthcare, retail and pharmaceuticals. Braun’s experienced senior management team, including founder and CEO Steven Braun, will remain with Fair Isaac and play integral roles in delivering the companies’ combined marketing solutions and services to the marketplace. “Adding Braun’s roster of seasoned experts will advance and augment our Precision Marketing offerings at a time when more businesses are realizing that the key to increasing customer value and forging loyalty is a more strategic, data-driven marketing approach,” said Tom Grudnowski, CEO of Fair Isaac. “We will be uniquely positioned to help organizations achieve new levels of insight into their customers and convert that insight into smarter, more powerful marketing initiatives that deliver a true competitive advantage.”

Fair Isaac plans to leverage Braun’s consulting practice to help executives who have a stake in the success of marketing efforts — including business unit leaders, operating managers and senior marketing executives — set the strategic context and direction for results-oriented Precision Marketing initiatives. Fair Isaac also expects that Braun’s technology integration experience will help ensure customers realize the greatest benefit from its Precision Marketing solutions. Effective integration through a customized infrastructure can enable a business to execute analytics-influenced decision strategies at every point of customer interaction.

“Our Board of Directors is pleased with the terms of this transaction, which it believes brings great value to Braun’s stockholders,” said Braun. “Fair Isaac and Braun share a common view that a customer-focused, analytics-driven marketing strategy is the first step toward real marketing success. The next step is ensuring that clients can implement that strategy effectively and consistently across the organization, and we believe that our technology integration expertise combined with Fair Isaac’s unmatched analytics will enable marketers to make the most relevant and profitable decision each time they interact with a customer.”

Structure and Terms

Under the acquisition agreement, approved by both Boards of Directors, the stockholders of Braun Consulting will receive $2.34 in cash for each share of Braun. Steven Braun also has agreed to vote shares representing approximately 48 percent of Braun’s outstanding stock in favor of the acquisition. The transaction is structured as a merger, whereby Braun will become a wholly-owned subsidiary of Fair Isaac. The net cash value of the transaction is approximately $30 million after assumption of the Braun balance sheet, based on Braun’s approximate 17,227,000 shares of currently outstanding stock. The transaction is expected to close in the fourth calendar quarter, subject to approval by Braun’s stockholders.

Robert W. Baird & Co. served as financial advisor to Braun Consulting on this transaction.

Fair Isaac will host a conference call today at 12:00 noon Central Time / 1:00 p.m. Eastern Time to discuss this acquisition in more detail and update Fair Isaac’s previously provided fiscal year 2005 guidance. Interested parties may dial-in to the call at 1-800-603-9523 in the U.S., or 706-679-7702 from outside the U.S. The conference ID number is 1003248.

About Braun Consulting

Braun Consulting, Inc. (NASDAQ: BRNC) is a professional services firm delivering customer-focused business solutions to Fortune 1000 and middle market companies. Braun Consulting combines cutting-edge business intelligence and CRM/eCRM technologies with business strategy to help clients optimize customer value. Founded in 1993, Chicago-based Braun Consulting has five offices throughout the U.S. Braun Consulting maintains strategic alliances with top developers of enterprise applications, including BEA Systems, Microsoft, Oracle, Unica, Siebel, Business Objects, Documentum, and others. Additional information about Braun Consulting is available at http://www.braunconsult.com.

About Fair Isaac

Fair Isaac Corporation (NYSE:FIC) is the preeminent provider of creative analytics that unlock value for people, businesses and industries. The company’s predictive modeling, decision analysis, intelligence management, decision management systems and consulting services powers billions of mission-critical customer decisions a year. Founded in 1956, Fair Isaac helps thousands of companies in over 60 countries acquire customers more efficiently, increase customer value, reduce fraud and credit losses, lower operating expenses and enter new markets more profitably. Most leading banks and credit card issuers rely on Fair Isaac solutions, as do insurers, retailers, telecommunications providers, healthcare organizations, and government agencies. Through the www.myfico.com Web site, consumers use the company’s FICO® scores, the standard measure of credit risk, to manage their financial health.

Availability of Proxy Statement

All of the stockholders of Braun Consulting, Inc. should read the proxy statement concerning the acquisition by Fair Isaac that Braun will file with the SEC and mail to its stockholders. The proxy statement will contain important information that you should consider before making any decision regarding the acquisition. You will be able to obtain the proxy statement, as well as other filings containing information about Braun, without charge, at the SEC’s web site located at www.sec.gov. Copies of the proxy statement and Braun’s SEC filings that will be incorporated by reference in the proxy statement will also be obtainable, without charge, from Braun’s web site at www.braunconsult.com or from Braun Consulting, Inc., 20 West Kinzie, Suite 1500, Chicago, Illinois 60610, Attention: Corporate Secretary.

Information Concerning Participants

Braun, its directors, and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Braun’s stockholders to approve the acquisition by Fair Isaac. Please refer to Braun’s definitive proxy statement when it becomes available for a discussion of all interests, direct or indirect, by security holdings or otherwise, of such persons in Braun.

Statement Concerning Forward-Looking Information

Except for historical information contained herein, the statements contained in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risk that the merger may not be consummated, risks regarding employee relations and other risks concerning Fair Isaac and Braun and their respective operations that are detailed in the periodic filings with the SEC of Fair Isaac and Braun, including their most recent filings on Form 10-K and Form 10-Q. Forward-looking statements should be considered with caution. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Fair Isaac’s and Braun’s results could differ materially from Fair Isaac’s and Braun’s expectations in these statements. Fair Isaac and Braun disclaim any intent or obligation to update these forward-looking statements.